                                                                     Exhibit 5.1


                                May 25, 2000



Focal Communications Corporation
200 North LaSalle Street
Suite 1100
Chicago, Illinois 60601

     Re: Registration Statement on Form S-4 for
         11-7/8% Senior Notes due 2010, Series B
         ---------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Focal Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-4 (the Form S-4, including any amendments and supplements thereto, is referred to herein as the "Registration Statement") as filed with the Securities and Exchange Commission on April 10, 2000 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the Company's offer to exchange (the "Exchange Offer") up to $275,000,000 aggregate principal amount of its 11-7/8% Senior Notes due 2010, Series B, which have been registered under the Securities Act (the "Exchange Notes"), for any and all of its outstanding 11-7/8% Senior Notes due 2010, Series A, which were issued on January 12, 2000 in a private placement (the "Outstanding Notes"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to the Indenture dated as of January 12, 2000 between the Company and Harris Trust and Savings Bank, as trustee (the "Indenture").

     As counsel for the Company, and for purposes of this opinion, we have made such examinations and investigations of legal and factual matters as we have deemed advisable and have examined originals or copies, certified or otherwise, identified to our satisfaction as true copies of originals, of such corporate records, agreements, certificates, documents and other instruments and such certificates or comparable documents of public officials and investigations as we have deemed relevant, necessary or appropriate to enable us to render the opinion expressed below. We have assumed, without independent verification, the genuineness of and authorization of all signatures, the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Exchange Notes have been duly authorized, and when executed by authorized officers of the Company, authenticated by the trustee, and issued in accordance with the Indenture and as described in the Registration Statement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us with respect to this opinion under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Jones, Day, Reavis & Pogue
                                    ------------------------------